Exhibit 99.1

For Immediate Release	Contact:	Robert E. Ostendorf, Jr.

President & CEO

(920) 725-7000
Neenah Enterprises, Inc. and Neenah Foundry Company Schedule
Conference Call to Discuss Quarterly Results
Neenah, WI — Friday, February 15, 2008
Neenah Enterprises, Inc. and Neenah Foundry Company (collectively, the “Company”) announced today that it has scheduled a conference call to discuss its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 that was filed with the Securities and Exchange Commission on Thursday, February 14, 2008.
The conference call is scheduled for Wednesday, February 20, 2008 at 9:30 a.m. (Central Time). A replay of this call will be available until February 27, 2008. The call-in number information for the conference call follows:

Dail-In Number:	1-866-418-3599
Alternate Dial-In Number:	1-847-619-6341
Confirmation Number:	20722180
Host Name:	Robert Ostendorf
Company:	Neenah Enterprises, Inc.

Digital Tape Replay:	1-877-213-9653
Alternate Number (Intern’l)	1-630-652-3041
Passcode:	20722180#
About Neenah Enterprises, Inc. and Neenah Foundry Company
     Neenah Enterprises, Inc. is the indirect parent holding company of Neenah Foundry Company. Neenah Foundry Company and its subsidiaries manufacture and market a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the largest independent foundry companies in the United States, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company’s web site at www.nfco.com.
Contacts:
Neenah Foundry Company
Robert Ostendorf
920-725-7000